EXHIBIT 99.1

Heritage Oaks Bank Announces Retirement of Rick Arredondo from the Position of President & Chief Banking Officer

PASO ROBLES, Calif., March 28, 2016 (GLOBE NEWSWIRE) -- Heritage Oaks Bank (the “Bank”), the wholly owned subsidiary of Heritage Oaks Bancorp (the "Company") (Nasdaq:HEOP) announced that Rick Arredondo, its President and Chief Banking Officer would be retiring from banking to pursue other interests. Simone Lagomarsino, President and Chief Executive Officer of the Company and CEO of the Bank will reassume the position of President of the Bank immediately.  It is anticipated that Mr. Arredondo will remain an employee of the Bank until April 29, 2016 and assist in the transition until his departure.

Simone Lagomarsino, President and Chief Executive Officer of the Company said, “Since Rick joined us, he has worked tirelessly to restructure and expand our commercial and retail banking functions, with the goal of being able to support a larger volume of clients and a bigger balance sheet.  We are now well positioned to leverage and grow our commercial banking business based on the accomplishments of Rick and his team.”

“I am extremely proud of all that our team has accomplished to help position Heritage Oaks Bank as the go-to community bank on the Central Coast,” said Arredondo.  “The decision to leave was not an easy one, but as I begin the transition to the next chapter of my life, I have great confidence in the Bank's continued growth and prosperity and I am committed to supporting a seamless transition."

About Heritage Oaks Bancorp and Heritage Oaks Bank

With $1.9 billion in assets, Heritage Oaks Bancorp is headquartered in Paso Robles, California and is the holding company for Heritage Oaks Bank.  Heritage Oaks Bank operates two branch offices each in Paso Robles and San Luis Obispo; single branch offices in Atascadero, Templeton, Cambria, Morro Bay, Arroyo Grande, Santa Maria, Goleta and Santa Barbara; as well as a single loan production office in Ventura/Oxnard. Heritage Oaks Bank conducts commercial banking business in San Luis Obispo, Santa Barbara, and Ventura counties. Visit Heritage Oaks Bank on the Web at www.heritageoaksbank.com. By including the foregoing website address, Heritage Oaks Bancorp does not intend to, and shall not be deemed to incorporate by reference any material contained therein.

Forward Looking Statements

Certain statements in this press release, including, without limitation, statements containing the words “believes”, “anticipates”, “intends”, “expects”, and words of similar impact, constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include: the continuing relative softness in the overall economy, including the California real estate market; the effect of the current low interest rate environment or changes in interest rates on our net interest margin; our ability to  attract and retain qualified employees; a failure or breach of our operational security systems or infrastructure or those of our customers, our third party vendors or other service providers, including as a result of a cyber-attack; any compromise in the secured transmission of personal, financial and/or  confidential information over public networks, including theft of confidential information followed by fraudulent or other illegal activity; environmental conditions, including the prolonged drought in California, natural disasters such as earthquakes, landslides, and wildfires that may disrupt business, impede operations, or negatively impact the ability of certain borrowers to repay their loans and/or the values of collateral securing loans; the possibility of an unfavorable ruling in a legal matter, and the potential impact that it may have on earnings, reputation, or the Bank’s operations; and the possibility that any expansionary activities will be impeded while the FDIC’s and CA DBO’s joint BSA Consent Order remains outstanding, and/or that we will be unable to comply with the requirements set forth in the BSA Consent Order, which could result in restrictions on our operations, and other risks descried in our annual report on Form 10-K that is on file with the Securities and Exchange Commission.  (Please see the Company’s Risk Factors included in the Company’s Annual Report most recent Form 10-K filed on March 4, 2016).  The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Contacts
Simone Lagomarsino, President & CEO
805.369.5200